                                                                    Exhibit 11.1

                        WORLDCOM, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                     (In thousands, except per share data)



                                                                For the Three Months Ended    For the Six Months Ended
                                                                -------------------------------------------------------------
                                                                June 30, 1997   June 30, 1996   June 30, 1997   June 30, 1996
                                                                -------------   -------------   -------------   -------------
Primary:
  Weighted average shares outstanding                               895,461          391,160        891,853         389,363
  Common stock equivalents                                           24,568                -         26,299               -
  Common stock equivalents issuable upon conversion of:
    Series A preferred stock                                         32,703                -         32,703
                                                                  ---------       ----------       --------      ----------
                                                                    952,732          391,160        950,855         389,363
                                                                  =========       ==========       ========      ==========
Net income (loss) applicable to common shareholders
  before extraordinary items                                      $  71,996       $ (243,523)      $115,050      $ (157,721)
Extraordinary items                                                       -          (24,434)             -         (24,434)
Add back:
  Series A preferred dividend                                         6,364                -         12,728               -
                                                                  ---------       ----------       --------      ----------
Net income (loss) applicable to common shareholders               $  78,360       $ (267,957)      $127,778        (182,155)
                                                                  =========       ==========       ========      ==========

Primary earnings (loss) per share:
  Applicable to common shareholders before extraordinary items    $    0.08       $    (0.62)      $   0.13           (0.41)
                                                                  =========       ==========       ========      ==========
  Extraordinary items                                             $       -       $    (0.06)      $      -           (0.06)
                                                                  =========       ==========       ========      ==========
  Applicable to common shareholders                               $    0.08       $    (0.69)      $   0.13           (0.47)
                                                                  =========       ==========       ========      ==========

Fully diluted:
  Weighted average shares outstanding                               895,461          391,160        891,853         389,363
  Common stock equivalents                                           29,256                -         28,644               -
  Common stock issuable upon conversion of:
    Series A preferred stock                                         32,703                -         32,703               -
    Series B preferred stock                                          1,246                -          1,251               -
                                                                  ---------       ----------       --------      ----------
                                                                    958,666          391,160        954,451         389,363
                                                                  =========       ==========       ========      ==========

Net income (loss) applicable to common shareholders
  before extraordinary items                                      $  71,996       $ (243,523)      $115,050        (157,721)
Extraordinary items                                                       -          (24,434)             -         (24,434)
Add back:
  Series A preferred dividend                                         6,364               -          12,728               -
  Series B preferred dividend                                           247               -             493               -
                                                                  ---------       ----------       --------      ----------
Net income (loss) applicable to common shareholders               $  78,607       $ (267,957)      $128,271        (182,155)
                                                                  =========       ==========       ========      ==========

Fully diluted earnings (loss) per share:
  Applicable to common shareholders before extraordinary items    $    0.08       $    (0.62)      $   0.13           (0.41)
                                                                  =========       ==========       ========      ==========
  Extraordinary items                                             $       -       $    (0.06)      $      -           (0.06)
                                                                  =========       ==========       ========      ==========
  Applicable to common shareholders                               $    0.08       $    (0.69)      $   0.13           (0.47)
                                                                  =========       ==========       ========      ==========